PROSPECTUS
----------

                             SIGNAL CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS

                       8.67% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING

                       8.67% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                      FIRSTFEDERAL FINANCIAL SERVICES CORP.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON JUNE 30, 1998, UNLESS EXTENDED.

Signal Capital Trust I, a trust created under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $50,000,000 aggregate Liquidation Amount of its 8.67% Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.67% Capital Securities, Series A (the "Original Capital Securities"), of which $50,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, FirstFederal Financial Services Corp., a Ohio corporation (the "Corporation" or "First Federal"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee") and (ii) its 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series B (the "Exchange Junior Subordinated Debentures") for

                                                      (Continued on next page)

This Prospectus and the Letter of Transmittal are first mailed to all holders of Original Capital Securities on or about May 29, 1998.

SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES

IN THE EXCHANGE OFFER.

      THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS
         OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                          A CRIMINAL OFFENSE.

              THE DATE OF THIS  PROSPECTUS  IS MAY 27, 1998.

(Continued from the previous page)

Debentures) for its 8.67% Junior Deferrable Interest Debentures due February 15, 2028, Series A (the "Original Junior Subordinated Debentures"), in an aggregate principal amount corresponding to the aggregate Liquidation Amount of Original Capital Securities accepted for exchange, which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

     The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement, dated as of February 10, 1998 (the "Registration Rights Agreement"), among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

     The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Firstar Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Exchange Junior Subordinated Debentures will mature on February 15, 2028 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities".

     As used herein, (i) the "Indenture" means the Indenture, dated as of February 13, 1998, as amended and supplemented from time to time, between the Corporation and Firstar Trust Company, as Trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures and (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of February 13, 1998, among the Corporation, as Sponsor, Firstar Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, or undivided beneficial interests in the assets or the Trust. In addition, as the context may require, (i)"Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and
(ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

     Holders of the Exchange Capital Securities as of August 1, 1998 will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from February 13, 1998, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the annual rate of 8.67% of the Liquidation Amount of $1,000 per Exchange Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures.

     During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Exchange Capital Securities are entitled will continue to accumulate) at the rate of 8.67% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount." Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.67% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Through the Guarantee, the guarantee of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Exchange Capital Securities and Common Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated
Debentures: Limitation on Source of Funds."

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 15, 2008 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

     Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 104.335% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each May 1 thereafter to 100% on or after February 15, 2018 or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount (as defined herein). The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums (as defined herein), if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Corporation has the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Exchange Capital Securities and (ii) any required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

     THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES), OR ANY INTEGRAL MULTIPLE OF $1,000 LIQUIDATION AMOUNT (ONE CAPITAL SECURITY) IN EXCESS THEREOF. ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                           -------------------------

     The Trust is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff') of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters,
(ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 90th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Firstar Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that (i) makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or upon the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

                         -------------------------

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

     Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on June 30, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange prior to August 15, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including February 13, 1998. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by June 26, 1998 and declared effective by the Commission by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                            AVAILABLE INFORMATION

     The Corporation is subject to informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Corporation's common stock and one series of cumulative convertible preferred stock are traded on the Nasdaq National Market under the symbols "FFSW" and "FFSWO," respectively. Such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in activities necessary, advisable or incidental thereto. See "Signal Capital Trust I," "Description of Exchange Securities-Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: FIRSTFEDERAL FINANCIAL SERVICES CORP., 135 EAST LIBERTY STREET, WOOSTER, OHIO 44691, ATTENTION: JON W. PARK (TELEPHONE (330) 264-8001).

     The following documents, which have been filed by the Corporation pursuant to the Exchange Act, are incorporated herein by reference:

         o the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

         o the Corporation's Current Report on Form 8-K dated February 3, 1998 with respect to the Corporation's earnings release for the year ended December 31, 1997;

         o the Corporation's Current Report on Form 8-K dated February 9, 1998 with respect to the announcement of the signing of a definitive merger agreement with First Shenango Bancorp, Inc. ("Shenango");

         o the Corporation's Current Report on Form 8-K dated April 21, 1998 with respect to the Corporation's earnings release for the quarter ended March 31, 1998; and

         o the Joint Proxy Statement of the Corporation and Shenango dated May 4, 1998 with respect to the proposed acquisition by the Corporation of Shenango.

         o the Corporation's Quarterly Report on Form 10-Q dated May 15, 1998 for the quarter ended March 31, 1998.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to and this summary is qualified in its entirety by, the more detailed information and financial statements including the notes thereto contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                     FIRSTFEDERAL FINANCIAL SERVICES CORP.

     FirstFederal Financial Services Corp. (the "Corporation"), an Ohio corporation, is a bank holding company, which has as its primary wholly-owned subsidiaries Signal Bank, N.A., a national bank ("Signal Bank"), Summit Bank, N.A., a national bank ("Summit Bank" and, together with Signal Bank, the "Banks") and Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts ("MCi" and, together with the Banks, the "Subsidiaries").

     Founded in 1905 as an Ohio chartered mutual building and loan association, Signal Bank converted to a federally chartered thrift in 1935, converted from mutual to stock form in 1987, and converted from a savings and loan association to a national bank in 1997. On September 15, 1997, Signal Bank completed the acquisition of seven branches from Keybank, National Association, with approximately $151 million in deposits. Such branches are located in the cities of Bucyrus, Crestline, Cygnet, Galion, Tiffin, Wayne and Willard in north central and north western Ohio. The purchase price was equal to 12.15% of average deposits, resulting in approximately $19 million in goodwill which is being amortized over a period not exceeding fifteen years. Signal Bank serves north central Ohio ("the Market Area") through its home office, 25 full service banking offices, and 3 limited service facilities.

     Signal Bank offers a wide range of competitive consumer-oriented lending and deposit products and services in the Market Area. Signal Bank has achieved significant growth in recent years through the expansion of its asset origination capabilities and acquiring branches in its Market Area.

     The Corporation acquired Summit Bank on July 8, 1997. Summit Bank offers a full complement of banking products and primarily provides service to small businesses, individuals and professionals in the Akron, Canton and Cleveland metropolitan areas. Summit Bank, with assets of $88.6 million when acquired, was accounted for as a pooling of interests. Summit Bank operates 2 full service banking offices.

     As of March 31, 1998, 52% of the Banks' loan portfolio consisted of loans secured by one- to four-family residential real estate, while 28% of the loan portfolio consisted of manufactured housing and other consumer loans and 20% consisted of commercial mortgage loans, commercial loans and commercial lease contracts.

     Mci, a manufactured housing finance company which brokers manufactured home loans to and on behalf of financial institutions, was acquired by the Corporation in April, 1996. MCi facilitates primarily non-mortgage, consumer loan contracts through 3,500 dealers of manufactured homes located in 44 states, in the continental United States. MCi also services the collection and recovery of troubled loans on behalf of the financial institutions which originate the loans.

     On February 9, 1998, the Corporation announced that it signed a definitive agreement on February 6, 1998 to acquire First Shenango Bancorp, Inc. ("Shenango") located in New Castle, Pennsylvania. Under the terms of the agreement, the Corporation will exchange 1.142875 shares of its common stock for each share of the issued and outstanding common stock of Shenango. Based on the Corporation's closing price of $33.40 on February 6, 1998, the transaction value is approximately $103.9 million. The merger will be accounted for as a pooling of interests. Shenango's wholly owned savings bank, First Federal Savings Bank of New Castle, Pennsylvania has four offices located in New Castle, Pennsylvania. At December 31, 1997, Shenango had total assets of $375.0 million, deposits of $275.2 million and shareholders' equity of $47.9 million. It is anticipated that the acquisition of Shenango will be completed in either late June or early in the 3rd quarter.

     On April 23, 1998, the Corporation announced that its board of directors approved a five-for-four stock split and declared cash dividends on its common and Series B preferred shares.

     The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.

     The Corporation's principal executive offices are located in 135 E. Liberty Street, Wooster, Ohio 44691.

                            SIGNAL CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 4, 1998. The Trust's business and affairs are conducted by the Issuer Trustees: Firstar Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee and the three individual Administrative Trustees, who are officers or other employees of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures are and will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. The principal executive office of the Trust is c/o FirstFederal Financial Services Corp., 135 East Liberty Street, Wooster, Ohio 44691.

                              THE EXCHANGE OFFER

The Exchange Offer............Up to and including $50,000,000 aggregate
                              Liquidation Amount of Exchange Capital
                              Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date...............5:00 p.m., New York City time, on June 30, 1998 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to
the Exchange Offer............The Exchange Offer is subject to certain conditions, which may be waived by the
                              Corporation and the Trust in their sole
                              discretion. The Exchange Offer is not
                              conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer...The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, (iv) to waive any condition, or (v) amend the terms of the Exchange Offer, subject to the Registration Rights Agreement, in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights.............Tenders of Original Capital Securities may be
                              withdrawn at any time prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures as set forth herein under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Capital Securities...Certain brokers, dealers, commercial banks, trust companies and other nominees (each, a "Custodian") who hold Original Capital Securities through The Depository Trust Company ("DTC") must effect tenders by book entry transfer through DTC's Automated Tender Offer Program ("ATOP'). Beneficial owners of Original Capital Securities registered in the name of a Custodian are urged to contact such Custodian promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                              Letters of Transmittal and certificates
                              representing Original Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
Capital Securities............The Corporation and the Trust are making the
                              Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
                              (i) will not be able to rely on the
                              interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                              Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities that represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer-Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent................The Exchange Agent with respect to the Exchange
                              Offer is Firstar Trust Company. The address, and telephone and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...............Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Certain U.S. Federal
Income Tax Considerations.....The exchange of Original Capital Securities for
                              Exchange Capital Securities should not be a taxable exchange for U.S. federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain U.S. Federal Income Tax Consequences--Exchange of Capital Securities."

ERISA Considerations..........Holders of Original Capital Securities should review the information set forth under "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered............Up to and including $50,000,000 aggregate
                              Liquidation Amount of Exchange Capital
                              Securities (Liquidation Amount $1,000 per
                              Exchange Capital Security) will have been registered under the Securities Act. The Exchange Capital Securities will be issued, and the Original Capital Securities were issued, under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of Original Securities."

Distribution Dates............February 15 and August 15 of each year, commencing August 15, 1998.


Extension Periods.............So long as no Debenture Event of Default has occurred and is continuing, Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. During an Extension Period, the holders of Exchange Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of any corresponding cash distributions. See "Description of Exchange
                              Securities--Description of Exchange Junior
                              Subordinated Debentures--Option to Extend
                              Interest Payment Date" and "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.......................The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described under "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all other junior subordinated debentures (if any) issued by the Corporation (the "Other Debentures"), which are issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange
                              Securities--Description of Exchange Junior
                              Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and all other guarantees (if any) issued by the Corporation with respect to preferred beneficial interests (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of Exchange
                              Securities--Description of Exchange Guarantee." In addition, because the Corporation is a holding company, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination."

Redemption....................The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Junior Subordinated Debentures, in each case, at the applicable Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and
                              "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

Transfer Restrictions.........The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. See "Description of Exchange Securities--Description of Exchange Capital Securities--Restrictions on Transfer." Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations..........Prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
Exchange Capital
Securities.. .................The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Corporation do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through Nasdaq. See "Plan of Distribution."


                                 RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, information contained in, or incorporated by reference in, this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

     The obligations of the Corporation under the Exchange Guarantee issued by it for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, (i) when there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default thereunder, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At March 31, 1998, the Corporation had approximately $1.4 billion of Senior Indebtedness outstanding.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At March 31, 1998, the Banks had approximately $23 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At March 31, 1998, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $1.3 billion.

     The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the same extent and in the same manner as the Exchange Junior Subordinated Debentures. None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Guarantee--Status of the Exchange Guarantee." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant Distribution Date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 8.67% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making payments of principal of or interest or premium, if any, on its debt securities other than debt securities ranking senior to the Junior Subordinated Debentures or (iii) making any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation other than guarantees ranking senior to the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions."

     Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.67%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     The Corporation has no plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     If the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     If a Special Event occurs before February 15, 2008, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed legislation (the "Proposed Legislation") that would have, among other things, denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Exchange Junior Subordinated Debentures. The Proposed Legislation would have been effective on the date of first committee action. The Proposed Legislation was not included in the recently enacted Taxpayer Relief Act of 1997. There can be no assurances, however, that similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Exchange Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Exchange Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures-- Special Event Prepayment." See also "Certain U.S. Federal Income Tax Consequences - Proposed Tax Legislation."

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Corporation will have the right to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special Event, however, a liquidation of the Trust in which the Exchange Capital Securities are redeemed for cash would be a taxable event to the holders thereof. See "Certain U.S. Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase such securities. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to interest payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

     The Exchange Guarantee will guarantee to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities will not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Firstar Trust Company will act as Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Firstar Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.


LIMITED VOTING RIGHTS

     Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

ABSENCE OF RATINGS AND RESTRICTIONS ON RESALE

     The Capital Securities have not been rated by a nationally recognized statistical rating organization and, accordingly, will be subject to transfer restrictions (including a limitation on transfer only to blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities)). See "Description of Exchange Securities--Description of Exchange Capital Securities--Restrictions on Transfer." There is no existing public market for the Capital Securities, and there can be no assurance as to the liquidity of any market that may develop for the Capital Securities or the ability of the holders to sell their Capital Securities or as to what price holders of the Capital Securities may be able to sell their Capital Securities. Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

     The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

     The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by June 26, 1998 and declared effective by the Commission by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

     The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. In addition, any market-making activity, should it develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of, or the trading market for, the Exchange Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition and results of operations of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                     FIRSTFEDERAL FINANCIAL SERVICES CORP.

     The Corporation is a bank holding company, which has as its primary wholly-owned subsidiaries Signal Bank, N.A., a national bank ("Signal Bank"), Summit Bank, N.A., a national bank ("Summit Bank" and, together with Signal Bank, the "Banks") and Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts ("MCi" and, together with the Banks, the "Subsidiaries").

     Founded in 1905 as an Ohio chartered mutual building and loan association, Signal Bank converted to a federally chartered thrift in 1935, converted from mutual to stock form in 1987, and converted from a savings and loan association to a national bank in 1997. On September 15, 1997, Signal Bank completed the acquisition of seven branches from Keybank, National Association, with approximately $151 million in deposits. Such branches are located in the cities of Bucyrus, Crestline, Cygnet, Galion, Tiffin, Wayne and Willard in north central and north western Ohio. The purchase price was equal to 12.15% of average deposits, resulting in approximately $19 million in goodwill which is being amortized over a period not exceeding fifteen years. Signal Bank serves north central Ohio ("the Market Area") through its home office, 25 full service banking offices, and 3 limited service facilities.

     Signal Bank offers a wide range of competitive consumer-oriented lending and deposit products and services in the Market Area. Signal Bank has achieved significant growth in recent years through the expansion of its asset origination capabilities and acquiring branches in its Market Area.

     The Corporation acquired Summit Bank on July 8, 1997. Summit Bank offers a full complement of banking products and primarily provides service to small businesses, individuals and professionals in the Akron, Canton and Cleveland metropolitan areas. Summit Bank, with assets of $88.6 million when acquired, was accounted for as a pooling of interests. Summit Bank operates 2 full service banking offices.

     As of March 31, 1998, 52% of the Banks' loan portfolio consisted of loans secured by one- to four-family residential real estate, while 28% of the loan portfolio consisted of manufactured housing and other consumer loans and 20% consisted of commercial mortgage loans, commercial loans and commercial lease contracts.

     MCi, a manufactured housing finance company which brokers manufactured home loans to and on behalf of financial institutions, was acquired by the Corporation in April, 1996. MCi facilitates primarily non-mortgage, consumer loan contracts through 3,500 dealers of manufactured homes located in 44 states, in the continental United States. MCi also services the collection and recovery of troubled loans on behalf of the financial institutions which originate the loans.

     On February 9, 1998, the Corporation announced that it signed a definitive agreement on February 6, 1998 to acquire First Shenango Bancorp, Inc. ("Shenango") located in New Castle, Pennsylvania. Under the terms of the agreement, the Corporation will exchange 1.142875 shares of its common stock for each share of the issued and outstanding common stock of Shenango. Based on the Corporation's closing price of $33.40 on February 6, 1998, the transaction value is approximately $103.9 million. The merger will be accounted for as a pooling of interests. Shenango's wholly owned savings bank, First Federal Savings Bank of New Castle, Pennsylvania has four offices located in New Castle, Pennsylvania. At December 31, 1997, Shenango had total assets of $375.0 million, deposits of $275.2 million and shareholders' equity of $47.9 million. It is anticipated that the acquisition of Shenango will be completed in either late June or early in the 3rd quarter.

     On April 23, 1998, the Corporation announced that its board of directors approved a five-for-four stock split and declared cash dividends on its common and Series B preferred shares.

     The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.

                            SIGNAL CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are and will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that if there is an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are Firstar Trust Company, as the Property Trustee, Delaware Trust Capital Management, Inc., as the Delaware Trustee and the three Administrative Trustees who are officers or other employees of the Corporation. Firstar Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay all fees, expenses, debts and obligations (other than the payments in respect of the Trust Securities) related to the Trust and the offering of the Capital Securities and has agreed to pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payments in respect of the Trust Securities) of the Trust.

                                USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $50,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Original Junior Subordinated Debentures will be used for general corporate purposes.

                                   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                  Three Months
                                 Ended March 31        Year Ended December 31,
                                --------------------   -----------------------
                                1998  1997    1997    1996   1995  1994   1993
                                ----  ----    ----    ----   ----  ----   ----

Ratio of Earnings to Combined
  Fixed Charges:

Excluding interest on
deposits ....................   1.94x  2.07x  1.88x  1.73x  1.73x  2.07x  2.55x

Including interest on
deposits ....................   1.34   1.44   1.38   1.32   1.33   1.43   1.55

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.


                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Capital Securities are shown in the consolidated balance sheets of the Corporation as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation."

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of March 31, 1998. The following data should be read in conjunction with the financial information and discussion thereof included in documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."


                                                              March 31, 1998
                                                             (in thousands)

Long-Term Borrowings:
     Long term debt, primarily Federal Home Loan Bank
       borrowings and repurchase agreements ...................   $ 203,069
     9.125% Subordinated Notes due March 15, 2004,
       redeemable after March 15, 2002 ........................      40,500
         Total Long-Term Borrowings ...........................     243,569
                                                                   ---------
Corporation-Obligated Mandatorily Redeemable
     Securities of Subsidiary Holding Solely Parent
     Company Debentures(1) ....................................      50,000
                                                                   ---------
Shareholders' Equity:
     Preferred stock, no par value, authorized 1,500,000 shares
       6 1/2% Cumulative Convertible, Series B,
       428,842 Shares, issued and outstanding .................       9,917
     Common stock, par value $1.00 per share, 25,000,000
       authorized, 8,439,963 issued and outstanding ...........       8,440
     Additional paid-in capital ...............................      43,313
     Retained earnings ........................................      48,387
     Treasury stock, at cost, 396,431 shares ..................      (1,555)
Other comprehensive income ....................................        (440)
                                                                    ---------
        Total Shareholders' Equity ............................     108,062
                                                                    ---------
                                   Total Capitalization .......   $ 401,631
                                                                    =========


------------------
(1) Reflects the Original Securities. As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, are $51,547,000 aggregate principal amount of the Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on February 15, 2028. The Corporation owns all of the Common Securities issued by the Trust.


                     SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's 1997 Annual Report on Form 10-K for the year ended December 31, 1997. See "Available Information" and "Incorporation of Certain Documents by Reference."



                                       Three Months
                                           Ended
                                           March 31,                            Years Ended December 31,

                                   --------------------------    ------------------------------------------------------
                                      1998            1997        1997          1996       1995      1994      1993
                                      ----            ----        ----          ----       ----      ----      ----
                                                       (Dollars in Thousands, except per share data)


INCOME STATEMENT DATA:
Interest Income                      $27,224       $18,698      $90,093       $73,559    $64,922   $51,987   $45,510
Interest Expense                      17,708        12,304       59,550        48,048     41,046    29,260    25,319
                                     -------       -------      -------       -------    -------   -------   -------
Net Interest Income                    9,516         6,394       30,543        25,511     23,876    22,727    20,191
Provision for credit losses              462           107          842           360         --        15     1,025
                                    --------      --------     --------      --------   --------  --------  --------
Net Interest Income After
     Provision for Credit Losses       9,054         6,287       29,701        25,151     23,876    22,712    19,166
Non-interest Income                    8,727         6,031       29,285        17,929      4,167     2,915     6,001
Non-interest Expense                  11,616         6,668       35,643        27,346     13,651    12,116    10,374
                                     -------       -------      -------       -------    -------   -------   -------
Income before Income Taxes             6,165         5,650       23,343        15,734     14,392    13,511    14,793
Provision for Income Taxes             2,106         2,085        8,895         5,884      4,946     4,490     5,054
                                     -------       -------      -------       -------    -------   -------   -------
Net income                           $ 4,059       $ 3,565      $14,448       $ 9,850    $ 9,466   $ 9,021   $ 9,739
                                     =======       =======      =======       =======    =======   =======   =======
                                     -======       =======      =======       =======    =======   =======   =------
Net income applicable to common
     stock                           $ 3,885       $ 3,158      $12,864      $  8,154   $  7,660  $  7,657  $  8,733
                                     ========       =======     =======      ========   ========   =======  -=------
                                     ========       =======     =======      ========   ========   =======  -=------
PER SHARE DATA (1):
Net Income (basic)                    $ 0.46        $ 0.55       $ 2.07        $ 1.46     $ 1.48     $1.49    $ 1.70
Net Income (diluted)                    0.42          0.41         1.57          1.14       1.14      1.14      1.34
Average Basic Shares (in
     thousands)                        8,428         5,713        6,215         5,588      5,170     5,149     5,120
Average Diluted Shares (in             9,562         8,667        9,223         8,626      8,313     7,866     7,303
     thousands)

BALANCE SHEET DATA (AT PERIOD
  END):
Total Assets                      $1,519,719    $1,088,132   $1,457,415    $1,080,383   $947,270  $835,667  $682,639
Loan & leases, net of allowance    1,003,233       753,249    1,001,311       756,768    581,060   478,576   381,241
Total deposits                       998,646       662,680      981,675       671,918    574,041   502,527   453,821
Borrowings, including advances       387,431       322,604      347,243       312,413    286,726   258,171   168,379
Total shareholders' equity           108,062        87,906      104,735        85,287     76,533    69,246    53,673

AVERAGE BALANCE SHEET DATA:
Total assets                      $1,488,567    $1,084,258   $1,269,144    $1,035,289   $885,727  $741,722  $620,939
Interest-earnings assets           1,379,519       986,721    1,163,765       980,884    858,077   715,901   594,018
Loans and leases, net of
   allowance                       1,002,273       726,420      821,150       718,802    527,885   413,639   339,437
Total deposits                       990,161       663,649      747,168       625,517    524,267   484,920   434,059
Borrowings, including advances       367,337       305,625      381,982       317,999    283,828   190,612   132,962
Total shareholders' equity           106,399        86,597       95,409        80,763     73,211    63,585    49,637

PERFORMANCE RATIOS:
Return on Average Assets                1.09%         1.32%        1.14%         0.95%      1.07%     1.21%     1.57%
Return on Average Shareholders'
     Equity                            15.26         16.47        15.14         12.20      12.90     14.17     19.62
Net Interest Margin(2)                  2.76          2.59         2.62          2.60       2.78      3.17      3.40
Efficiency ratio(3)                    60.13         50.83        56.57         61.03      50.61     47.85     45.49
Total non-interest expense to
     average total assets               3.12          2.46         2.81          2.67       1.54      1.63      1.67
Dividend payout ratio(4)               22.69         23.87        25.65         34.20      33.73     28.84     20.16


ASSET QUALITY RATIOS(5):
Allowance for Loan Losses to
     Non-performing Assets            102.82%        72.88%      119.07%        69.91%    158.41%    89.62%   114.69%
Allowance for Loan Losses to
     Total Loans                        0.50          0.43         0.60          0.43       0.51      0.67      1.17
Total Non-performing Assets to                                                                        0.43      0.58
     Total Assets                       0.29          0.38         0.32          0.39       0.20
Net Charge-Offs to Average Loans        0.15          0.00         0.10          0.07       0.04      0.32      0.13


CAPITAL RATIOS (AT PERIOD END):
Shareholders' equity to total assets    7.11%         8.08%        7.19          7.89%      8.08%     8.29%     7.86%
Tier 1 Risk-Adjusted Capital(6)        12.64           N/A         8.18           N/A        N/A       N/A       N/A
Total Risk-Adjusted Capital            18.35         15.90        12.89         11.53      14.52     17.25     16.67
Tier 1 Leverage (6)                     8.32          9.20         5.23          6.42       6.60      7.42      7.11



----------
(1) Per share data has been restated to reflect stock dividends and stock splits effected prior to December 31, 1997.

(2) Net interest income on a fully taxable equivalent basis divided by average interest-earning assets.

(3) Non-interest expense less amortization of intangible assets divided by the sum of net interest income (on a fully taxable equivalent basis) and on-interest income.

(4) Total dividends paid on common and convertible preferred stock divided by net income.

(5) Non-performing assets include nonaccrual loans, loans past due 90 days or more, restructured loans, other real estate and other repossessed assets.

(6) The Corporation became a bank holding company through the July 1, 1997 conversion of First Federal Savings and Loan Association of Wooster to a national bank, now known as Signal Bank, N.A. Prior to July 1, 1997, the Corporation operated as a thrift and was not required to compute Tier 1 risk-adjusted capital. The thrift capital ratio, leverage (core) capital, is comparable to the "Tier 1 leverage" ratio reported by national banks and has been shown for periods prior to July 1, 1997.


                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the New Capital Securities for the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 26, 1998 and declared effective by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, as soon as practicable after the Expiration Date, the Corporation will exchange the Exchange Junior Subordinated Debentures for the Original Junior Subordinated Debentures in a principal amount corresponding to the Liquidation Amount of the Original Capital Securities accepted for exchange and will execute the Exchange Guarantee in respect of the Exchange Capital Securities exchanged for such Original Capital Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $50,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, as soon as practicable after the Expiration Date, an aggregate Liquidation Amount of up to and including $50,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

     Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date.

     Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE LIQUIDATION AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on June 30, 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion that if any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," (iv) to waive any condition or (v) amend the terms of the Exchange Offer, subject to the Registration Rights Agreement, in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day (as defined herein) after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, and the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made as soon as practicable after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will represent, warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that such holder has received and agrees to be bound by the terms of the Letter of Transmittal and the Corporation may enforce the Letter of Transmittal against such holder.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     Valid Tender. Except as set forth herein, in order for Original Capital
     ------------
Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an agent's message in lieu of the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

     A beneficial owner of Original Capital Securities that are held by or registered in the name of a custodian is urged to contact such Custodian promptly if such beneficial owner wishes to participate in the Exchange Offer.

     Certificates. If the tender is not made through ATOP, certificates
     ------------
representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signature Guarantees. Certificates for the Original Capital Securities
     --------------------
need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Delivery. The method of delivery of the book-entry confirmation or
     --------
certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery. If a holder desires to tender Original Capital
     -------------------
Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)  such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed notice to the Exchange
Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (a "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to the Expiration Date; and

    (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents,
     -------------------------
validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters,
(ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such New Capital Securities for Original Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate Liquidation Amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange on or prior to August 15, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including February 13, 1998. Accordingly, holders of Exchange Capital Securities as of the close of business on August 1, 1998 will be entitled to receive Distributions accumulated from and including February 13, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

     (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital
Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

     (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

     (iv) the Corporation shall have determined in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation.

     If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Firstar Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

      BY MAIL:                 FACSIMILE TRANSMITTER:
Registered or Certified        (Eligible Institutions Only)
Mail Recommended)                     (414) 905-5049
Firstar Trust Company
1555 North River Center          TO CONFIRM BY TELEPHONE
      Drive                          (414) 905-5013
    Suite 301
Milwaukee, Wisconsin             BY HAND OR OVERNIGHT
    53212                                DELIVERY:
                                  Firstar Trust Company
                                  1555 North RiverCenter
                                          Drive
                                        Suite 301
                                   Milwaukee, Wisconsin
                                           53212

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                      DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust will issue the Exchange Capital Securities. Firstar Trust Company is the Property Trustee under the Trust Agreement. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement, including the definitions therein of certain terms.

     General. The Exchange Capital Securities will be limited to $50,000,000
     -------
aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Original Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Exchange Capital Securities and the related Common Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

     Distributions. Distributions on the Exchange Capital Securities will be
     -------------
cumulative, will accumulate from February 13, 1998 and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the annual rate of 8.67% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month next preceding that in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York, Wilmington, Delaware, Milwaukee, Wisconsin, and Wooster, Ohio are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.67% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein shall include any such additional Distributions.

     Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on the applicable Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any securities exchange or automated quotation system or to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures thereby triggering a deferral of Distributions on the Trust Securities.

     The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions on the Exchange Capital Securities (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

     Redemption. Upon the repayment on the Stated Maturity Date or prepayment
     ----------
in whole or in part prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' prior written notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Redemption Date upon the occurrence and continuation of a Special Event (as defined herein), the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid prior to the Stated Maturity Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities. If less than all of the Capital Securities held in book-entry form are to be redeemed, such Capital Securities will be redeemed in accordance with the procedures of DTC as described under "--Form, Denomination, Book-Entry Procedures and Transfer."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approvals. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     Liquidation of the Trust and Distribution of Exchange Junior Subordinated
     -------------------------------------------------------------------------
Debentures. The Corporation, as Sponsor, will have the right at any time to
----------
dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the receipt by (i) the Administrative Trustees of an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the Corporation, as Sponsor, of any required regulatory approvals.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities in respect of such amounts. See "--Subordination of Common Securities." If an early dissolution occurs, the Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such dissolution relates to the circumstances described in clause
(v) above, in which case the Junior Subordinated Debentures will be subject to optional prepayment, in whole, but not in part, on or after the Initial Optional Redemption Date.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each Global Capital Security held by it, a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase such securities.

     Redemption Procedures. If applicable, Trust Securities shall be redeemed
     ---------------------
at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date, except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee"
(i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and
(ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, distributions will cease to accrue on the Trust Securities called for redemption.

     Subordination of Common Securities. Payment of Distributions on, and the
     ----------------------------------
Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Events of Default; Notice. The occurrence of a Debenture Event of Default
     -------------------------
(see "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

     Removal of Issuer Trustees. Unless a Debenture Event of Default shall
     --------------------------
have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

     Merger or Consolidation of Issuer Trustees. Any Person into which the
     ------------------------------------------
Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

     Mergers, Consolidations, Amalgamation or Replacements of the Trust. The
     ------------------------------------------------------------------
Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures are rated by any nationally recognized statistical rating organization prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, such transaction does not cause the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

     Voting Rights: Amendment of the Trust Agreement. Except as provided below
     -----------------------------------------------
and under "--Mergers, Consolidations, Amalgamation or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority in Liquidation Amount of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Form, Denomination, Book-Entry Procedures and Transfer. The Exchange
     ------------------------------------------------------
Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, and may be transferred or exchanged on in such blocks in the manner described herein.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depositary Procedures. DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

     Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depositary within 90 days, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default under the Trust Agreement or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

         Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

     Payment and Paying Agency. Payments in respect of the Global Capital
     -------------------------
Securities shall be made to DTC which shall credit the relevant accounts at DTC on the applicable payment dates and payments in respect of the Exchange Capital Securities that are not held by DTC shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

     Restrictions on Transfer. The Exchange Capital Securities will be issued,
     ------------------------
and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

     Registrar and Transfer Agent. The Property Trustee will act as registrar
     ----------------------------
and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

     Information Concerning the Property Trustee. The Property Trustee, other
     -------------------------------------------
than during the occurrence and continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     Miscellaneous. The Administrative Trustees are authorized and directed to
     -------------
conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. The Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of the Trust Securities are not subject to preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Exchange Junior Subordinated Debentures are to be issued under an Indenture, as amended and supplemented from time to time (as so amended and supplemented, the "Indenture"), between the Corporation and Firstar Trust Company, as Debenture Trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act and, by its terms, will incorporate certain provisions of the Trust Indenture Act. The Indenture will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and is subject to, and is qualified in its entirety by reference to all of the provisions of the Exchange Junior Subordinated Debentures and the Indenture, including the definitions therein of certain terms, and those terms made a part of the Indenture by the Trust Indenture Act.

     General. Concurrently with the issuance of the Original Capital
     -------
Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Exchange Junior Subordinated Debentures for Original Junior Subordinated Debentures accepted for exchange.

     The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 8.67% of the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, an "Interest Payment Date"), to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month next preceding that in which the relevant Interest Payment Date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which payment is due on the Exchange Junior Subordinated Debentures is not a Business Day, then the payment required to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.67% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on

February 15, 2028 (the "Stated Maturity Date").

     The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

     Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited in the aggregate to 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At March 31, 1998, the Banks had approximately $23 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures.

     The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At March 31, 1998, the Corporation had 1.4 billion of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $1.3 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     Form, Registration and Transfer. If the Exchange Junior Subordinated
     -------------------------------
Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by a global certificate registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, prepayments, notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

     Payment and Paying Agents. Payment of principal of (and premium, if any)
     -------------------------
and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Milwaukee, Wisconsin or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

     Option to Extend Interest Payment Date. So long as no Debenture Event of
     --------------------------------------
Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.67%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Property Trustee is required to give notice to any securities exchange or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

     Optional Prepayment. The Exchange Junior Subordinated Debentures will be
     -------------------
prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Redemption Date, subject to the Corporation having received any required regulatory approvals, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon, including Compounded Interest and Additional Sums (as defined herein), if any, to the date of prepayment if prepaid during the 12-month period beginning May 1 of the years indicated below:

   YEAR                                                   PERCENTAGE

   2008                                                     104.335%
   2009                                                     103.902%
   2010                                                     103.468%
   2011                                                     103.035%
   2012                                                     102.601%
   2013                                                     102.168%
   2014                                                     101.734%
   2015                                                     101.301%
   2016                                                     100.867%
   2017                                                     100.434%
   2018 and thereafter                                      100.000%

     Special Event Prepayment. Prior to the Initial Optional Redemption Date,
     ------------------------
if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount thereof or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) the interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means the receipt by the Corporation and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then-equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 2.65% if such prepayment date occurs on or prior to February 15, 1999 and (b) 2.10% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. Government securities dealer in The City of New York selected by the Corporation.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Remaining Life" means the term of the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

     Certain Covenants of the Corporation. The Corporation will also covenant
     ------------------------------------
that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Original Guarantee or the Exchange Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and (iv) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in the Trust Agreement.

     Modification of Indenture. From time to time the Corporation and the
     -------------------------
Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Corporation and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected: (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures, or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon, except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or change any of the prepayment provisions, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

     Debenture Events of Default. The Indenture provides that any one or more
     ---------------------------
of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period in respect of the Junior Subordinated Debentures or Other Debentures, as the case may be); or

            (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

            (iii) failure to observe or perform any other agreement or covenant contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

             (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

     Enforcement of Certain Rights by Holders of Exchange Capital Securities.
     -----------------------------------------------------------------------
If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

     Consolidation, Merger, Sale of Assets and Other Transactions. The
     ------------------------------------------------------------
Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

     Satisfaction and Discharge. The Indenture provides that when, among other
     --------------------------
things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or
(ii) will become due and payable at maturity or upon prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

     Subordination. In the Indenture, the Corporation has covenanted and
     -------------
agreed that any Junior Subordinated Debentures issued thereunder will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" shall mean: (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities and accrued and unpaid interest to depositors arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding up or liquidation or reorganization of the Corporation other than the 9.125% Subordinated Notes due 2004. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

     "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Corporation for payments on the Exchange Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited to an aggregate of 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At December 31, 1997, the Banks had approximately $20.5 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures.

     The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At March 31, 1998, the Corporation had $1.4 billion of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $1.3 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     Restrictions on Transfer. The Exchange Junior Subordinated Debentures
     ------------------------
will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

     Information Concerning the Debenture Trustee. Following the Exchange
     --------------------------------------------
Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Governing Law. The Indenture and the Exchange Junior Subordinated
     -------------
Debentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF EXCHANGE GUARANTEE

     The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Firstar Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and those made part of the Guarantee by the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

     Status of Original Guarantee. If not all the Original Capital Securities
     ----------------------------
are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of the Original Capital Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

     General. The Corporation will irrevocably agree to pay in full on a
     -------
subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

     Status of the Exchange Guarantee. The Exchange Guarantee will constitute
     --------------------------------
an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Subordination." In addition, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors in the Banks), except to the extent the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's present and future subsidiaries (including deposit liabilities of the Banks). As a result, claimants should look only to the assets of the Corporation for payments under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debentures--General."

     The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation with respect to preferred beneficial interests (if any) issued by Other Trusts. The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

     Events of Default. An event of default under the Exchange Guarantee will
     -----------------
occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in respect of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. If the Guarantee Trustee fails to enforce the Exchange Guarantee, any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

     Amendments and Assignment. Except with respect to any changes that do not
     -------------------------
materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

     Termination of the Exchange Guarantee. The Exchange Guarantee will
     -------------------------------------
terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

     Information Concerning the Guarantee Trustee. The Guarantee Trustee,
     --------------------------------------------
other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Governing Law. The Exchange Guarantee will be governed by and construed
     -------------
in accordance with the laws of the State of New York.

                      DESCRIPTION OF ORIGINAL SECURITIES

     The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been filed by June 26, 1998 and been declared effective by August 5, 1998, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

       RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
           JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment rates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement except if an Extension Period is elected by the Corporation.

LIMITED PURPOSE OF THE TRUST

     The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Exchange Junior Subordinated Debentures, exchanging the Exchange Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

     Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined herein) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Brown & Wood LLP ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein. In connection with the issuance of the Exchange Junior Subordinated Debentures and the Exchange Capital Securities, Tax Counsel also will render the opinion described below under "--Classification of the Trust." An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions described herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

     An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

     Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than the applicable holding period.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed legislation (the "Proposed Legislation") that would have, among other things, denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Exchange Junior Subordinated Debentures. The Proposed Legislation would have been effective on the date of first committee action. The Proposed Legislation was not included in the recently enacted Taxpayer Relief Act of 1997. In addition, the Clinton Administration's recently released proposed budget for the fiscal year 1999 does not include the Proposed Legislation or any provisions similar to the Proposed Legislation. There can be no assurances, however, that similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Exchange Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Exchange Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

THE TAXPAYER RELIEF ACT OF 1997

     On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Tax Act") was enacted into law. The Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen month as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The Tax Act did not change the capital gains tax rates applicable to corporate taxpayers. Prospective investors should consult their own tax advisors concerning these tax law changes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes; (ii) a corporation or a partnership (including an entity treated as a corporation and partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulation are adopted are that provided otherwise); (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or (iv) a trust if, and only if, (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date, that elect to continue to be treated as United States persons, also will be a U.S. Holder.

     Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security unless
(i) the gain is effectively connected with the conduct of a trade or business within the United States or (ii) the holder is an individual who was present in the United States for at least 183 days during the taxable year of the sale and certain other conditions are met.

     As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors concerning the New Regulations.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

     A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

     THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Trust and the Corporation will not receive any proceeds from any issuance of Exchange Capital Securities. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

     The validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust and the Corporation by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain matters relating to United States federal income tax considerations will be passed upon by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Corporation as of December 31, 1997 and 1996, and for the years then ended, included in the Corporation's 1997 Form 10-K and incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", in 1997.

     The consolidated financial statements of the Corporation as of December 31, 1995, and for the year then ended, and incorporated in this Prospectus by reference to the Corporation's 1997 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



NO DEALER, SALESPERSON OR OTHER INDIVIDUAL                     SIGNAL CAPITAL TRUST I
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS OTHER THAN                       OFFER TO EXCHANGE ITS
THOSE CONTAINED OR INCORPORATED BY REFERENCE             8.67% CAPITAL SECURITIES, SERIES B
IN THIS PROSPECTUS IN CONNECTION WITH THIS                       (LIQUIDATION AMOUNT
EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH                  $1,000 PER CAPITAL SECURITY)
INFORMATION OR REPRESENTATIONS MUST NOT BE              WHICH HAVE BEEN REGISTERED UNDER THE
RELIED UPON AS HAVING BEEN AUTHORIZED BY                        SECURITIES ACT OF 1933
THE CORPORATION OR THE TRUST. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE                  FOR ANY AND ALL OF ITS OUTSTANDING
MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES
CREATE AN IMPLICATION THAT THERE HAS NOT BEEN             8.67% CAPITAL SECURITIES, SERIES A
ANY CHANGE IN THE AFFAIRS OF THE CORPORATION                      (LIQUIDATION AMOUNT
OR THE TRUST SINCE THE DATE HEREOF. THIS                      $1,000 PER CAPITAL SECURITY)
PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR
SOLICITATION BY ANYONE IN ANY JURISDICTION IN
WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH           FULLY AND UNCONDITIONALLY GUARANTEED, AS
OFFER OR SOLICITATION IS NOT QUALIFIED TO DO                     DESCRIBED HEREIN, BY
SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.

                       ----------------                          FIRSTFEDERAL FINANCIAL
                      TABLE OF CONTENTS                               SERVICES CORP.

AVAILABLE INFORMATION........................  9
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE............................... 10                     -------------
SUMMARY...................................... 11
RISK FACTORS................................. 20                      PROSPECTUS
FIRSTFEDERAL FINANCIAL SERVICES CORP......... 28
SIGNAL CAPITAL TRUST I....................... 29                     -------------
USE OF PROCEEDS.............................. 30
RATIOS OF EARNINGS TO COMBINED
 FIXED CHARGES............................... 30
ACCOUNTING TREATMENT......................... 31
CAPITALIZATION............................... 31
SELECTED CONSOLIDATED FINANCIAL DATA......... 32
THE EXCHANGE OFFER........................... 34
DESCRIPTION OF EXCHANGE SECURITIES........... 46                      MAY 27, 1998
DESCRIPTION OF ORIGINAL SECURITIES........... 75
RELATIONSHIP AMONG THE EXCHANGE
 CAPITAL SECURITIES, THE EXCHANGE
 JUNIOR SUBORDINATED DEBENTURES AND THE
 EXCHANGE GUARANTEE.......................... 75
CERTAIN U.S. FEDERAL INCOME TAX
 CONSEQUENCES................................ 75
ERISA CONSIDERATIONS......................... 83
PLAN OF DISTRIBUTION......................... 84
VALIDITY OF EXCHANGE SECURITIES.............. 84
EXPERTS...................................... 84
